Exhibit 10.1

Thomas Buccellato Senior Managing Director GE Licensing General Electric Company 901 N. Main Ave Norwalk, CT 06851 USA [*] T: [*]

SKYX Platforms Corp.

SQL Lighting & Fans, LLC

John Campi, Co-CEO

11030 Jones Bridge Road

Johns Creek, GA 30022

Suite 206

VIA EMAIL

April 11, 2024

RE: Amendment of Letter Agreement Dated November 28, 2023

Dear John,

This letter (this “Amendment”) serves to amend the letter agreement with the subject “Repayment Plan Under Trademark License Agreement between SQL Lighting & Fans, LLC and GE Trademark Licensing, Inc.” dated November 28, 2023 (the “Letter Agreement”), between GE Trademark Licensing, Inc. (“GE”), SKYX Platforms Corp. (“SKYX”), and SQL Lighting & Fans, LLC (“SQL”), to reflect additional discussions and mutual agreements reached by the parties. Capitalized terms used but not defined herein shall have the meanings given to them in the Letter Agreement.

The Letter Agreement outlines the terms upon which SKYX may issue a Note to GE, with the condition that if the Note was not issued to GE by December 28, 2023 (the “Note Deadline”), then SKYX will make the Additional Payments outlined therein.

The parties were unable to reach terms on the form of Note by the Note Deadline. The parties continued negotiations past the Note Deadline, and hereby agree to extend the Note Deadline to May 1, 2024 (the “Amended Note Deadline”). As a consequence, SKYX shall have no obligation to make the Additional Payments unless it fails to issue the Note for any reason or no reason by the Amended Note Deadline.

GE will deliver a signed copy of SKYX’s accredited investor questionnaire prior to delivery of the Note. GE understands and acknowledges that SKYX’s commitment to issue the Note is subject to the condition that GE is and will be an “accredited investor” as defined in Rule 501(a) under the Securities Act of 1933, as amended (the “Act”). GE understands and acknowledges that the Note and any underlying shares of common stock have not been registered under the Act, or the securities laws of any state or any other jurisdiction, and may not be offered or sold unless subsequently registered under the Act and any other securities laws, or unless exemptions from the registration or other requirements thereof are available.

Except as expressly provided in this Amendment, all of the terms and provisions of the Letter Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. This Amendment may be executed in any number of counterparts and by electronic transmission.

Please reach out to me should you have any questions regarding the above items. If this amendment is acceptable to SQL and SKYX, please provide your written approval by signing below and sending via return email.

Best regards,

/s/ Thomas Buccellato
Thomas Buccellato
General Electric Company

cc:	Jeffrey Cloud

Agreed to:
SKYX Platforms Corp.
SQL Lighting & Fans, LLC

By:	/s/ John P. Campi
Name:	John P. Campi
Title:	Co-Chief Executive Officer